UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6814 Goshen Road, Edwardsville, Illinois	62025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 30, 2013, First Clover Leaf Financial Corp. (the “Company”) held its Annual Meeting of Stockholders.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2013.  The final results of the stockholder vote are as follows:

1.	The election of directors	For	Withheld	Broker Non-Vote

	Joseph J. Gugger	2,729,459	277,211	2,912,660

	Kenneth Highlander	2,848,557	158,113	2,912,660

	Gary D. Niebur	2,828,877	177,793	2,912,660

2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote

5,866,186	51,208	1,936	—

3.	To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
2,910,697	74,716	21,257	2,912,660

4.
To consider and vote upon an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
2,483,876	345,487	140,677	36,630	2,912,660

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.
DATE: June 3, 2013	By:	/s/ Darlene F. McDonald
Darlene F. McDonald
Chief Financial Officer